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                                  EXHIBIT 99.1

              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

   I, John A. Edwardson, the chief executive officer of CDW Computer Centers, Inc. ("CDW"), certify that (i) the Quarterly Report on Form 10-Q for the three months ended September 30, 2002 (the "10-Q") of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of CDW.

                                      /s/ John A. Edwardson
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                                      John A. Edwardson
                                      Chairman and Chief Executive Officer
                                      CDW Computer Centers, Inc.
                                      November 14, 2002